Exhibit 5.1

                                  July 5, 2000

Nanometrics Incorporated
310 DeGuigne Drive
Sunnyvale, California 94086

               Re:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 6, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 150,000 shares of your Common Stock reserved for issuance under your Employee Stock Purchase Plan (the "ESPP"), 1,250,000 shares of your Common Stock reserved for issuance under your 2000 Employee Stock Option Plan (the "Employee Stock Option Plan") and 250,000 shares of your Common Stock reserved for issuance under your 2000 Director Stock Option Plan (the "Director Stock Option Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken in connection with the issuance and sale of such shares of your Common Stock to be issued under the ESPP, the Employee Stock Option Plan, and the Director Stock Option Plan.

         It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of such shares of your Common Stock pursuant to the Registration Statement, the ESPP, the Employee Stock Option Plan, and the Director Stock Option Plan and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, such shares of your Common Stock will be legally and validly issued, fully-paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                           Very truly yours,

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation

                                           /s/ Wilson Sonsini Goodrich & Rosati